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                                                                      EXHIBIT 11

                   PONDER INDUSTRIES, INC., AND SUBSIDIARIES

                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                                 YEARS ENDED AUGUST 31
                                                                      -----------------------------------------------
                                                                          1997              1996             1995
                                                                      -------------    --------------    ------------
   COMPUTATION OF PRIMARY LOSS PER SHARE:
     Net loss  . . . . . . . . . . . . . . . . . . . . . . . . . .    $   (9,921)      $    (3,892)        $  (3,092)
                                                                      ==========       ===========         =========

   WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
     OUTSTANDING . . . . . . . . . . . . . . . . . . . . . . . . .    13,641,558         8,717,912         6,377,564
   WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON
     ASSUMED CONVERSION OF OPTIONS . . . . . . . . . . . . . . . .            --                --                --
                                                                      ----------       -----------         ---------
   WEIGHTED AVERAGE COMMON SHARES AND COMMON SHARE
     EQUIVALENTS USED FOR COMPUTATION  . . . . . . . . . . . . . .    13,641,558         8,717,912         6,377,564
                                                                      ==========       ===========         =========
   PRIMARY LOSS PER COMMON SHARE AND COMMON SHARE
     EQUIVALENT  . . . . . . . . . . . . . . . . . . . . . . . . .    $     (.73)      $      (.45)        $    (.48)
                                                                      ==========       ===========         =========
   COMPUTATION OF FULLY DILUTED LOSS PER SHARE:

     Net loss  . . . . . . . . . . . . . . . . . . . . . . . . . .    $   (9,921)      $    (3,892)        $  (3,092)
     Interest not incurred upon assumed conversion of
        convertible debentures . . . . . . . . . . . . . . . . . .           422               254                --
                                                                      ----------       -----------         ---------
     Net loss available to common stockholders used for
        computation  . . . . . . . . . . . . . . . . . . . . . . .    $   (9,499)      $    (3,638)        $  (3,092)
                                                                      ==========       ===========         =========
   WEIGHTED AVERAGE NUMBER OF SHARES OF COMMON STOCK
     OUTSTANDING . . . . . . . . . . . . . . . . . . . . . . . . .    13,641,558         8,717,912         6,377,564
   WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON
     ASSUMED CONVERSION OF OPTIONS . . . . . . . . . . . . . . . .        12,740            30,586                --
   WEIGHTED AVERAGE INCREMENTAL SHARES OUTSTANDING UPON
     ASSUMED CONVERSION OF CONVERTIBLE DEBENTURES  . . . . . . . .     9,609,159         2,790,506                --
                                                                      ----------       -----------         ---------

   WEIGHTED AVERAGE COMMON SHARES AND COMMON SHARE
     EQUIVALENTS USED FOR COMPUTATION  . . . . . . . . . . . . . .    23,263,457        11,539,004         6,377,564
                                                                      ==========       ===========         =========
   LOSS PER COMMON SHARE AND COMMON SHARE EQUIVALENT
     ASSUMING FULL DILUTION  . . . . . . . . . . . . . . . . . . .    $     (.41)(a)   $      (.32)(a)     $    (.48)
                                                                      ==========       ===========         =========

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                 (a)      This calculation is submitted in accordance with Item
         601(b)(11) of Regulation S-K although it is not required by APB
         Opinion No. 15 because it is antidilutive.